As filed with the Securities and Exchange Commission on June 23, 2008

Registration No.  333-151538

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

AMENDMENT NO. 1 TO

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

	ENTERRA ENERGY TRUST
	(Exact name of Registrant as specified in its charter)
Alberta, Canada	1311	None
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No., if applicable)
	_____________________ Suite 2700, 500 – 4th Avenue S.W. Calgary, Alberta Canada T2P 2V6 (403) 263-0262
(Exact name of Registrant as specified in its charter)
Altex Energy Corporation 4801 Gaillardia Parkway, Suite 325, Oklahoma City, OK, 73142 (405) 242-6000
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States) _____________________
	Copies to:
Blaine Boerchers Enterra Energy Trust Suite 2700, 500 - 4th Avenue S.W. Calgary, Alberta Canada T2P 2V6 (403) 263-0262	Kevin E. Johnson Macleod Dixon LLP 3700 Canterra Tower 400 - 3rd Avenue, S.W. Calgary, Alberta Canada T2P 4H2 (403) 267-8222	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000
_____________________
Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.
Province of Alberta, Canada
(Principal jurisdiction regulating this offering (if applicable))

_____________________

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐

pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☒

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filingq of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

_____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Short Form Base Shelf Prospectus

$300,000,000

Trust Units

Subscription Receipts

Warrants

Units

Enterra Energy Trust (the "Trust") may from time to time offer trust units ("Trust Units"), subscription receipts ("Subscription Receipts"), warrants ("Warrants") and units ("Units") of the Trust (collectively, Trust Units, Subscription Receipts, Warrants and Units are referred to herein as the "Securities") having an aggregate offering price of up to $300,000,000 (or the equivalent in US dollars or other currencies) during the 25 month period that this short form base shelf prospectus remains valid.

This offering is made by a foreign issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Trust is organized under the laws of Canada, that some or all of the officers and directors of the Trust's administrator are residents of Canada, that some or all of the underwriters or experts named in the registration statement are Canadian residents, and that all or a significant portion of the assets of the Trust and said persons may be located outside of the United States.

These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

The outstanding Trust Units are listed and posted for trading on the Toronto Stock Exchange ("TSX") under the symbol "ENT.UN" and on the New York Stock Exchange ("NYSE") under the symbol "ENT". There is no market through which the Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell any Subscription Receipts, Warrants or Units purchased under this prospectus. This may affect the pricing of these securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See the "Risk Factors" section of the applicable prospectus supplement.

The Trust may sell the Securities to or through underwriters purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See "Plan of Distribution". The prospectus supplement relating to a particular offering of Securities will identify each underwriter or agent, as the case may be, engaged by the Trust in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the proceeds to the Trust, any fees, discounts or other compensation payable to underwriters or agents and any other material terms of the plan of distribution.

Unless provided otherwise in a prospectus supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.  See "Plan of Distribution".

The Trust is a public energy trust which offers and sells Trust Units to the public. The Trust Units are not "deposits" within the meaning of the Canada Deposit Insurance Corporation Act and are not insured under the provisions of that Act or any other legislation. Furthermore, the Trust is not a trust company and, accordingly, it is not registered under any trust and loan company legislation as it does not carry on or intend to carry on the business of a trust company.

The return on an investment in Trust Units is not comparable to the return on an investment in a fixed-income security. The recovery of the initial investment made by holders of Trust Units ("Unitholders") is at risk, and the anticipated return on a Unitholder's investment is based on many performance assumptions. The Trust suspended cash distributions to Unitholders in September 2007. While the Trust intends to commence making cash distributions to Unitholders again, this may not occur and even if it does such cash distributions may be reduced or suspended again. Cash distributions are not guaranteed. The Trust's ability to make cash distributions and the actual amount, if any, distributed will depend on numerous factors including, among other things: the operational and financial performance of the Trust and its subsidiaries and the debt obligations, working capital requirements and future capital requirements of the Trust and its subsidiaries, all of which are susceptible to a number of risks. In addition, the market value of the Trust Units may decline based on whether or not the Trust is making cash distributions and the levels of such distributions and any such market value decline may be material.

It is important for an investor to consider the particular risk factors that may affect the industry in which it is investing, and therefore the stability of the distributions that it receives. See, for example, the risk factors under the heading "Risk Factors - Risks Relating to Our Business" on pages 15 to 30 of the AIF (as defined herein) and any annual information form subsequently filed by the Trust incorporated by reference herein and in our management's discussion and analysis of financial condition and results of operations incorporated by reference herein.

The after tax return from an investment in Trust Units to Unitholders subject to Canadian income tax can be made up of both a return on capital and a return of capital. That composition may change over time, thus affecting an investor's after tax return. The Trust is unable to reasonably estimate the return of capital on anticipated distributions, and this amount might vary materially from period to period. Returns on capital are generally taxed as ordinary income in the hands of a Unitholder. Returns of capital generally are tax-deferred for holders of Trust Units who are resident in Canada for purposes of the Income Tax Act (Canada) (the "Tax Act") (and reduce such holder's adjusted cost base in the Trust Unit for purposes of the Tax Act). Distributions of income and returns of capital to a holder of Trust Units who is not resident in Canada for purposes of the Tax Act, or that is a partnership that is not a "Canadian partnership" for purposes of the Tax Act, generally will be subject to Canadian withholding tax. Prospective investors should read the tax discussion in any applicable prospectus supplement.

The principal and head office of the Trust is located at Suite 2700, 500 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 2V6.

____________________

June 20, 2008

TABLE OF CONTENTS

About This Prospectus	3
Where You Can Find More Information	4
Documents Incorporated by Reference	4
Forward-Looking Statements	6
Enterra Energy Trust	7
Use of Proceeds	7
Description of Securities	8
Risk Factors	9
Certain Income Tax Consequences	9
Plan of Distribution	9
Price Range and Trading Volume	10
Legal Matters	11
Experts	11
Documents Filed as Part of the U.S. Registration Statement	12
Consent of KPMG LLP	12

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to "Trust", "we", "us" and "our" means Enterra Energy Trust, and where the context requires, includes the Trust and all of its subsidiaries.

In this prospectus and in any prospectus supplement, unless otherwise specified, all dollar amounts are expressed in Canadian dollars, references to "dollars" or "$" are to Canadian dollars and all references to "US$" are to United States dollars. Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus or included in any prospectus supplement is determined using Canadian generally accepted accounting principles, referred to as "Canadian GAAP". "U.S. GAAP" means generally accepted accounting principles in the United States. We prepare our consolidated financial statements in accordance with Canadian GAAP, which differs from U.S. GAAP. Therefore, our consolidated financial statements included and incorporated by reference in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus may not be comparable to financial statements prepared in accordance with U.S. GAAP. For a discussion of the principal differences between the Trust's financial results determined using Canadian GAAP and U.S. GAAP, prospective United States investors should refer to the exhibits to the Trust's amended annual report on Form 40-F for the year ended December 31, 2007.

The U.S. Securities and Exchange Commission ("SEC") permits United States oil and natural gas companies, in their filings with the SEC, to disclose only proved reserves, net of royalties and interests of others, that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Canadian securities laws permit oil and natural gas companies, in their filings with Canadian securities regulators, to disclose reserves that are higher risk and have a lower likelihood of recovery than proved reserves and to show such reserves on a gross basis, that is not excluding royalties and interests of others. Certain of our reserves disclosure in the documents incorporated by reference into this prospectus would be prohibited in filings with the SEC by United States oil and natural gas companies.

A prospectus supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement solely for the purposes of the offering of Securities offered thereunder.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-10 relating to the Securities that we filed with the SEC This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. U.S. investors should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

We file annual and quarterly reports, material change reports and other information with the securities commissions or similar regulatory authority in each of the provinces and territories of Canada and with the SEC. Under a multijurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ from those in the United States. Prospective investors may read and download any public document that the Trust has filed with the securities commissions or similar authorities in each of the provinces and territories of Canada on the System for Electronic Document Analysis and Retrieval, which is commonly known by the acronym SEDAR, and which may be accessed at www.sedar.com. Prospective investors may read any document we file or furnish to the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Prospective Investors may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street, N.E., Washington D.C. 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 or contact it at www.sec.gov for further information on the public reference room. Our filings are also electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR, and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus from documents filed with securities commissions and similar authorities in Canada.

Under applicable securities laws in Canada and the United States, the Canadian securities commissions or similar authorities and the SEC allow us to incorporate by reference certain information that we file with the Canadian securities commission and similar authorities, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which were filed with the Canadian securities commissions and similar authorities under Canadian securities legislation and with the SEC, and which form an integral part of this prospectus:

(a)	our annual information form for the year ended December 31, 2007 dated March 31, 2008 (the "AIF");
(b)	our audited consolidated financial statements as at and for the years ended December 31, 2007 and 2006, together with the notes thereto and the auditors' report thereon;
(c)	our management's discussion and analysis for the year ended December 31, 2007;
(d)	our management information circular and proxy statement dated May 1, 2008 relating to the annual meeting of our Unitholders held on June 10, 2008;
(e)	our management information circular and proxy statement dated May 1, 2007 relating to the annual and special meeting of our Unitholders held on June 14, 2007;
(f)	our unaudited interim consolidated financial statements as at and for the three month period ended March 31, 2008, including the notes thereto;
(g)	our management's discussion and analysis for the three month period ended March 31, 2008; and

(h)	our material change report dated May 20, 2008 relating to the Trust entering into two new midstream marketing contracts for the Trust's U.S. production.

Any annual information form, audited annual consolidated financial statements (together with the auditor's report thereon) and the related management's discussion and analysis, information circular, unaudited interim consolidated financial statements and the related management's discussion and analysis, the content of any news release disclosing financial information for a financial period more recent than the period for which financial statements are deemed to be incorporated by reference in the prospectus, material change reports (excluding confidential material change reports) and business acquisition reports filed for acquisitions completed since the end of the financial year in respect of which the annual information form incorporated by reference in the prospectus is filed subsequently filed by us with securities commissions and similar authorities in the provinces and territories of Canada after the date of this prospectus and prior to the termination of the offering of Securities under any prospectus supplement shall be deemed to be incorporated by reference into this prospectus. To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with or furnished to the SEC, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Any statement contained in this prospectus or in a document (or part thereof) incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in the prospectus or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this prospectus modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes.

Upon a new annual information form and related annual consolidated financial statements and management's discussion and analysis being filed by us with, and where required, accepted by, the applicable securities regulatory authorities during the duration of this prospectus, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and the accompanying management's discussion and analysis, and material change reports filed prior to the commencement of our financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities under this prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities under this prospectus. Upon a new information circular in connection with an annual meeting of unitholders being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, the previous information circular filed in connection with an annual meeting of unitholders shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities under this prospectus.

All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements. A prospectus supplement containing the specific terms of any offered Securities and other information relating to the offered Securities will be delivered to prospective purchasers of such offered Securities, together with this prospectus, and will be deemed to be incorporated by reference into this prospectus for the purpose of securities legislation as of the date of such prospectus supplement and only for the purpose of the offering of Securities to which the prospectus supplement pertains.

Copies of the documents incorporated herein by reference may be obtained on request without charge from Investor Relations, Enterra Energy Trust at Suite 2700, 500 - 4th Avenue S.W., Calgary, Alberta, T2P 2V6, phone (403) 263-0262. These documents are also available through SEDAR at www.sedar.com.

Prospective investors should rely only on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. The Trust has not authorized anyone to provide prospective investors with different or additional information. The Trust is not making an offer of these Securities in any jurisdiction where the offer is not permitted by law.

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus and the documents incorporated by reference herein constitute forward-looking statements or information (collectively referred to as "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation. The use of any of the words "anticipate", "continue", "estimate", "expect", "may", "will", "project", "should", "believe" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Management believes the expectations reflected in those forward-looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included herein should not be unduly relied upon. These statements speak only as of the date hereof.

You are cautioned not to place undue reliance on forward-looking statements. By their nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, that contribute to the possibility that the predicted outcomes will not occur. In particular, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements pertaining to the following:

•	oil and natural gas production levels;
•	capital expenditure programs;
•	the quantity of, and future net revenue from, oil and natural gas reserves;
•	projections of commodity prices and costs;
•	supply and demand for oil and natural gas;
•	expectations regarding the ability to raise capital and to continually add to reserves through acquisitions and development; and
•	treatment under governmental regulatory regimes.

Such forward-looking statements or information are based on a number of assumptions which may prove to be incorrect. The following assumptions have been made, in addition to any other assumptions identified in this prospectus and the documents incorporated by reference herein:

•	the ability of the Trust to obtain required capital to finance its exploration, development and operations;
•	the ability of the Trust and its industry partners to obtain exploration and development success consistent with expectations;
•	the timely receipt of required regulatory approvals;
•	currency, exchange and interest rates; and
•	future oil and gas prices.

Although the Trust believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on such forward-looking statements or information as the Trust can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Trust and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to:

•	volatility in market prices for oil and natural gas;
•	potential liabilities inherent in oil and natural gas operations;
•	uncertainties associated with estimating oil and natural gas reserves;
•	competition for, among other things, capital, acquisitions of reserves, undeveloped lands and skilled personnel;
•	incorrect assessments of the value of acquisitions;
•	geological, technical, drilling and processing problems;
•	fluctuations in foreign exchange or interest rates and stock market volatility;
•	ability to refinance, pay and service debt;
•	failure to realize the anticipated benefits of acquisitions; and
•

the other risks and uncertainties discussed under "Risk Factors" in the AIF and any annual information form subsequently filed by the Trust incorporated by reference herein and in our management's discussion and analysis of financial condition and results of operations incorporated by reference herein.

We caution that the foregoing list of important risks and uncertainties is not exhaustive. Events or circumstances could cause our actual results to differ materially from those estimated or projected and expressed in, or implied by, these forward-looking statements. You should also carefully consider the matters discussed under the "Risk Factors" section of any applicable prospectus supplement. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, or the foregoing list of risks and uncertainties affecting this information except as required by applicable securities laws.

ENTERRA ENERGY TRUST

The Trust is an open-ended oil and gas investment trust established under the laws of the Province of Alberta pursuant to a trust indenture with Olympia Trust Company as trustee. The Trust’s assets consist of the securities of the Trust's subsidiaries and indirect interests in crude oil and natural gas properties through the Trust's operating subsidiaries. The beneficiaries of the Trust are the holders of Trust Units. The Trust's principal and head office is located at Suite 2700, 500 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 2V6.

The Trust's portfolio of crude oil, natural gas liquids and natural gas interests is geographically diversified and split between natural gas and liquids production. The Trust's properties are located principally in Alberta, British Columbia and Saskatchewan in Canada and in Oklahoma in the United States.

USE OF PROCEEDS

The use of proceeds from the sale of any Trust Units, Subscription Receipts, Warrants and Units will be described in a prospectus supplement relating to the specific issuance of securities hereunder.  The Trust may use the proceeds from the sale of securities hereunder for repayment of debt, capital expenditures, corporate and asset acquisitions and other general purposes. The Trust may invest funds that it does not immediately use in short-term marketable securities.

DESCRIPTION OF SECURITIES

Trust Units

Each Trust Unit entitles the holder thereof to one vote at any meeting of unitholders and represents an equal fractional undivided beneficial interest in any distribution from the Trust (whether of net income, net realized capital gains or other amounts) and in any net assets of the Trust in the event of the termination or winding-up of the Trust. All Trust Units rank among themselves equally and rateably without discrimination, preference or priority. Each Trust Unit is transferable, subject to compliance with applicable securities laws. No person is entitled as a matter of right to subscribe for or purchase any Trust Units. Each unitholder is entitled, subject to certain terms, conditions and limitations, to require the Trust to redeem, at the demand of the unitholder, all or part of the unitholder's Trust Units. See the Trust's annual information form incorporated by reference into this prospectus for a detailed description of the rights, privileges and restrictions associated with the Trust Units.

Subscription Receipts

Subscription Receipts may be offered separately or together with Trust Units and/or other securities of the Trust, including Warrants. The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into by the Trust and an escrow agent at the time of issuance of the Subscription Receipts.

A Subscription Receipt will entitle the holder thereof to receive a Trust Unit and/or other securities of the Trust, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Trust or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Trust Units and/or other securities of the Trust upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon. Holders of Subscription Receipts are not unitholders of the Trust.

The particular terms and provisions of Subscriptions Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Subscription Receipts. This description will include, where applicable: (i) the number of Subscription Receipts offered; (ii) the price at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Trust Units and/or other securities of the Trust; (iv) the number of Trust Units and/or other securities of the Trust that may be obtained upon exercise of each Subscription Receipt; (v) the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security; (vi) the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon; (vii) the material income tax consequences of owning, holding and disposing of the Subscription Receipts; and (viii) any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on a stock exchange.

Warrants

Warrants will typically be offered with Trust Units, with such securities often referred to collectively as a "unit", but may be offered with Subscription Receipts or separately. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Trust and a trustee at the time of issuance of the Warrants or will be represented by Warrant certificates issued by the Trust.

A Warrant will entitle the holder thereof to receive a Trust Unit and/or other securities of the Trust upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable. Holders of Warrants are not unitholders of the Trust.

The particular terms and provisions of Warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Warrants. This description will include, where applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Trust Units and/or other securities of the Trust purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such security; (vii) the material income tax consequences of owning, holding and disposing of the Warrants; and (viii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a stock exchange.

Units

Units are a security comprised of one or more of the other Securities described in this prospectus offered together as a "unit". A Unit is typically issued so that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Units. This description will include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

RISK FACTORS

Prospective purchasers of Securities should consider carefully the risk factors contained in and incorporated by reference into this prospectus including those described in a prospectus supplement relating to a specific offering of Securities.

Discussions of certain risks affecting the Trust in connection with its business are provided in the Trust's annual disclosure documents (annual information form and management's discussion and analysis) filed with the various regulatory authorities which are incorporated by reference into this prospectus.

CERTAIN INCOME TAX CONSEQUENCES

The applicable prospectus supplement will describe certain material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of acquiring, owning and disposing of any Securities offered thereunder, including whether the payments of distributions, will be subject to Canadian non-resident withholding tax. The applicable prospectus supplement will also describe certain material United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

PLAN OF DISTRIBUTION

The Trust may sell the Securities (i) to underwriters purchasing as principal; (ii) directly to one or more purchasers pursuant to applicable statutory exemptions; or (iii) through agents. The Securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.

The prospectus supplement relating to each offering of Securities will set forth the terms of the offering of those Securities, including the name or names of any underwriters or agents, the purchase price of the Securities, the proceeds to the Trust, any underwriters' or agents' fees or other compensation, any public offering price, and any discounts or concessions allowed or re-allowed or paid. Only underwriters or agents named in the relevant prospectus supplement are deemed to be underwriters or agents in connection with the Securities offered by that prospectus supplement.

If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the prospectus supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

The Securities may also be sold directly by us at prices and upon terms agreed to by the purchaser and us or through agents designated by us from time to time. Any agent involved in the offering and sale of the Securities pursuant to a particular prospectus supplement will be named, and any commissions payable by us to that agent will be set forth, in such prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a best efforts basis for the period of its appointment.

The Trust may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered by this prospectus. Any such commission will be paid out of our general funds. Underwriters and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments that those underwriters or agents may be required to make in respect thereof.

Any offering of Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, the Subscription Receipts, Warrants or Units will not be listed on any stock exchange. Certain dealers may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities or as to the liquidity of the trading market, if any, for such Securities.

The prospectus supplement will set forth the intention of any underwriters or agents who participate in the distribution of the Securities to over-allot or effect transactions which stabilize, maintain or otherwise affect the Security's price at a higher level than that which might exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

PRICE RANGE AND TRADING VOLUME

Our Trust Units are listed on the TSX (ENT.UN) and the NYSE (ENT). The following table sets forth the price range and trading volume of our Trust Units as reported by the TSX and the NYSE for the periods indicated:

	TSX			NYSE
	High ($)	Low ($)	Volume	High (US$)	Low (US$)	Volume
2007
April	6.40	5.69	2,406,453	5.44	4.96	7,868,700
May	6.95	5.69	2,211,064	6.41	5.16	11,463,270
June	6.73	6.00	972,578	6.34	5.67	8,132,050
July	6.50	5.71	757,295	6.18	5.43	6,428,500
August	5.85	4.57	1,148,250	5.55	4.32	9,184,000
September	4.82	1.35	3,827,054	4.60	1.33	45,240,425
October	2.96	2.22	784,404	2.99	2.30	16,322,936
November	2.49	1.10	1,379,011	2.58	1.09	14,318,863
December	1.45	1.00	1,948,918	1.38	1.10	13,537,995

	TSX			NYSE
	High ($)	Low ($)	Volume	High (US$)	Low (US$)	Volume
2008
January	1.74	1.14	980,534	1.77	1.16	8,244,009
February	2.62	1.33	902,381	2.66	1.34	8,923,000
March	2.25	1.71	330,580	2.28	1.67	5,577,705
April	2.65	1.76	1,426,789	2.62	1.74	8,204,050
May	4.95	2.32	4,221,199	5.05	2.28	33,345,800
June (1 to 19)	5.15	3.91	2,938,105	5.08	3.85	12,514,200

The Trust has 8% and 8.25% convertible unsecured subordinated debentures which were issued under a debenture trust indenture and which are listed on the TSX (ENT.DB and ENT.DB.A, respectively). The following table sets forth the price range and trading volume of the debentures (per $100 principal amount) as reported by the TSX for the periods indicated:

	8% Debentures			8.25% debentures
	High ($)	Low ($)	Volume	High ($)	Low ($)	Volume
2007
April(1)	98.50	94.67	52,570	101.01	99.75	37,700
May	100.00	97.00	29,250	104.50	100.00	32,150
June	100.00	97.01	7,958	103.00	100.00	10,670
July	100.00	97.50	11,480	102.00	100.01	20,910
August	99.30	94.00	30,350	101.99	96.51	5,460
September	97.00	75.00	75,430	100.00	77.00	51,120
October	97.00	88.00	10,670	93.00	91.00	88,340
November	92.05	75.00	12,573	91.00	75.00	7,240
December	87.50	60.00	35,600	80.00	60.00	19,280
2008
January	94.70	68.01	6,000	90.00	78.00	11,250
February	88.00	78.01	9,240	85.00	75.05	31,750
March	88.00	85.00	3,600	87.50	85.25	2,240
April	90.00	85.00	9,700	88.50	86.00	7,310
May	94.50	88.25	14,080	95.00	88.00	14,740
June (1 to 19)	96.00	93.75	24,060	99.00	95.00	9,940

(1)	ENT.DB.A information from April 26, 2007.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement relating to a particular offering of Securities, certain legal matters relating to Canadian law will be passed upon for us by Macleod Dixon LLP, Calgary, Alberta, Canada, and certain legal matters relating to United States law will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, United States.

EXPERTS

Our audited consolidated financial statements incorporated by reference in this prospectus have been so incorporated in reliance on the audit report of KPMG LLP, Chartered Accountants, given on the authority of said firm as experts in auditing and accounting.

Reserves estimates in our annual information form are derived from reserves reports prepared by Haas Petroleum Engineering Services, Inc., McDaniel & Associates Consultants Ltd., and MHA Petroleum Consultants.

None of Haas Petroleum Engineering Services, Inc., McDaniel & Associates Consultants Ltd. and MHA Petroleum Consultants or any of their designated professionals owns directly or indirectly any Trust Units.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement of which this prospectus is a part insofar as required by the SEC's Form F-10:

•	the documents listed in the second paragraph under "Documents Incorporated By Reference" in this prospectus;
•	the consents of our accountants and petroleum engineers;
•	the supplemental note to the consolidated financial statements with respect to the differences between the Trust's financial results determined using Canadian GAAP and U.S. GAAP;
•	unaudited supplemental information on oil and gas producing activities in accordance with SFAS No. 69;
•	our auditors' comments for U.S. readers on Canada/U.S. reporting differences; and
•	powers of attorney from directors and officers of Enterra Energy Corp., the administrator of the Trust.

CONSENT OF KPMG LLP

To:	The Board of Directors of Enterra Energy Corp. as administrator of Enterra Energy Trust

We have read the short form base shelf prospectus of Enterra Energy Trust (the "Trust") dated June 20, 2008 relating to the issue and sale of up to $300,000,000 of trust units, subscription receipts, warrants and units of the Trust. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the use, through incorporation by reference, in the above-mentioned short form base shelf prospectus of our auditor's report to the unitholders of the Trust on the consolidated balance sheets of the Trust as at December 31, 2007 and 2006 and the consolidated statements of loss and comprehensive loss, deficit and cash flow for each of the years then ended. Our report is dated March 31, 2008.

/s/ "KPMG LLP"

Chartered Accountants

Calgary, Canada

June 20, 2008

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Enterra Energy Corp.’s by-laws and the Business Corporations Act (Alberta) (the “Act”) provide as follows. Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. No act or proceeding of any director or officer or the board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the qualification of such director or officer or board.

Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if: (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such against any liability incurred by him, as the board may from time to time determine.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

The following exhibits have been filed as part of this Amendment No. 1 to the Registration Statement:

Exhibit Number	Description
4.1*

The Registrant’s Annual Information Form for the year ended December 31, 2007 dated March 31, 2008 (incorporated by reference to the Registrant’s Amended Annual Report on Form 40-F/A filed with the Commission on April 16, 2008 (file no. 001-32744)).

4.2*

The Registrant’s audited consolidated financial statements as at and for the years ended December 31, 2007 and 2006, together with the notes thereto and the auditors’ report thereon (incorporated by reference to the Registrant’s Amended Annual Report on Form 40-F/A filed with the Commission on April 16, 2008 (file no. 001-32744)).

4.3*

Differences between Canadian and United States Generally Accepted Accounting Principles of the Registrant for the years ended December 31, 2007 and 2006 (incorporated by reference to the Registrant’s Amended Annual Report on Form 40-F/A filed with the Commission on April 16, 2008 (file no. 001-32744)).

4.4*

Comments by Auditors for US Readers on Canada-US Reporting Differences (incorporated by reference to the Registrant’s Amended Annual Report on Form 40-F/A filed with the Commission on April 16, 2008 (file no. 001-32744)).

4.5*

The Registrant’s Management’s Discussion and Analysis for the year ended December 31, 2007 (incorporated by reference to the Registrant’s Amended Annual Report on Form 40-F/A filed with the Commission on April 16, 2008 (file no. 001-32744)).

4.6*

The Registrant’s Management Information Circular and Proxy Statement, dated May 01, 2008, relating to the annual meeting of the Registrant’s unitholders to be held on June 10, 2008 (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished to the Commission on May 09, 2008 (file no. 001-32744)).

4.7*

The Registrant’s Management Information Circular and Proxy Statement, dated May 01, 2007 relating to the annual and special meeting of the Registrant’s unitholders held on June 14, 2007 (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished to the Commission on May 11, 2007 (file no. 001-32744)).

4.8*

The Registrant’s unaudited interim consolidated financial statements as at and for the three month period ended March 31, 2008, including the notes thereto (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished to the Commission on May 14, 2008 (file no. 001-32744)).

4.9*

The Registrant’s Management’s Discussion and Analysis for the three-month period ended March 31, 2008, including the notes thereto (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished to the Commission on May 14, 2008 (file no. 001-32744)).

Exhibit Number	Description
4.10*

The Registrant’s material change report dated May 20, 2008 relating to the Registrant entering into two new midstream marketing contracts for the Registrant’s U.S. production (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished to the Commission on May 20, 2008 (file no. 001-32744)).

4.11*

The Registrant’s unaudited supplemental information on oil and gas producing activities in accordance with SFAS No. 69 (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished to the Commission on June 6, 2008 (file no. 001-32744)).

5.1	Consent of KPMG LLP.
5.2*	Consent of Haas Petroleum Engineering Services, Inc.
5.3*	Consent of McDaniel & Associates Consultants Ltd.
5.4*	Consent of MHA Petroleum Consultants.
6.1*	Power of Attorney.
7.1*	Amended and Restated Trust Indenture (incorporated by reference from the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on November 28, 2003 (file no. 001-32115)).

_____________________________

* Previously filed or incorporated by reference herein.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Amendment No. 1 to the Registration Statement on Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

Concurrent with the filing of this Amendment No. 1 to the Registration Statement on Form F-10, dated June 20, 2008, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X/A.

Concurrent with the filing of this Amendment No. 1 to the Registration Statement on Form F-10, dated June 20, 2008, the trustee of the Trust, Olympia Trust Company, filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by an amendment to the Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 20th day of June, 2008.

ENTERRA ENERGY TRUST
By:	Enterra Energy Corp., Administrator
By:	/s/ Blaine Boerchers
Name: Blaine Boerchers
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Peter Carpenter and Blaine Boerchers, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman and Director (principal executive	June 20, 2008
Peter Carpenter	officer)

/s/ Blaine Boerchers	Chief Financial Officer (principal financial	June 20, 2008
Blaine Boerchers	officer and principal accounting officer)

*	Director	June 20, 2008
Michael Doyle

*	Director	June 20, 2008
Victor Dusik

*	Director	June 20, 2008
Roger Giovanetto

* By:	/s/ Blaine Boerchers
Blaine Boerchers
Attorney-in-Fact
June 20, 2008

III-2

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on the 20th day of June, 2008.

Altex Energy Corporation
/s/ Blaine Boerchers
Name: Blaine Boerchers
Title: Chief Financial Officer

III-3

EXHIBIT INDEX

Exhibit Number	Description
4.1*

The Registrant’s Annual Information Form for the year ended December 31, 2007 dated March 31, 2008 (incorporated by reference to the Registrant’s Amended Annual Report on Form 40-F/A filed with the Commission on April 16, 2008 (file no. 001-32744)).

4.2*

The Registrant’s audited consolidated financial statements as at and for the years ended December 31, 2007 and 2006, together with the notes thereto and the auditors’ report thereon (incorporated by reference to the Registrant’s Amended Annual Report on Form 40-F/A filed with the Commission on April 16, 2008 (file no. 001-32744)).

4.3*

Differences between Canadian and United States Generally Accepted Accounting Principles of the Registrant for the years ended December 31, 2007 and 2006 (incorporated by reference to the Registrant’s Amended Annual Report on Form 40-F/A filed with the Commission on April 16, 2008 (file no. 001-32744)).

4.4*

Comments by Auditors for US Readers on Canada-US Reporting Differences (incorporated by reference to the Registrant’s Amended Annual Report on Form 40-F/A filed with the Commission on April 16, 2008 (file no. 001-32744)).

4.5*

The Registrant’s Management’s Discussion and Analysis for the year ended December 31, 2007 (incorporated by reference to the Registrant’s Amended Annual Report on Form 40-F/A filed with the Commission on April 16, 2008 (file no. 001-32744)).

4.6*

The Registrant’s Management Information Circular and Proxy Statement, dated May 01, 2008, relating to the annual meeting of the Registrant’s unitholders to be held on June 10, 2008 (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished to the Commission on May 09, 2008 (file no. 001-32744)).

4.7*

The Registrant’s Management Information Circular and Proxy Statement, dated May 01, 2007 relating to the annual and special meeting of the Registrant’s unitholders held on June 14, 2007 (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished to the Commission on May 11, 2007 (file no. 001-32744)).

4.8*

The Registrant’s unaudited interim consolidated financial statements as at and for the three month period ended March 31, 2008, including the notes thereto (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished to the Commission on May 14, 2008 (file no. 001-32744)).

4.9*

The Registrant’s Management’s Discussion and Analysis for the three-month period ended March 31, 2008, including the notes thereto (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished to the Commission on May 14, 2008 (file no. 001-32744)).

III-4

Exhibit Number	Description
4.10*

The Registrant’s material change report dated May 20, 2008 relating to the Registrant entering into two new midstream marketing contracts for the Registrant’s U.S. production (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished to the Commission on May 20, 2008 (file no. 001-32744)).

4.11*

The Registrant’s unaudited supplemental information on oil and gas producing activities in accordance with SFAS No. 69 (incorporated by reference to the Registrant’s Current Report on Form 6-K furnished to the Commission on June 6, 2008 (file no. 001-32744)).

5.1	Consent of KPMG LLP.
5.2*	Consent of Haas Petroleum Engineering Services, Inc.
5.3*	Consent of McDaniel & Associates Consultants Ltd.
5.4*	Consent of MHA Petroleum Consultants.
6.1*	Power of Attorney.
7.1*	Amended and Restated Trust Indenture (incorporated by reference from the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on November 28, 2003 (file no. 001-32115)).

_____________________________

* Previously filed or incorporated by reference herein.

E-1